UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being furnished by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L).  KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations.  Thus, all information contained in this report relates to, and is furnished by, Great Plains Energy.  Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (GMO), does not relate to, and is not furnished by, KCP&L.  KCP&L makes no representation as to that information.  Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities.  Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 8.01	Other Information

Missouri KCP&L Rate Case Order
As discussed under Management’s Discussion and Analysis – Executive Summary – Missouri Regulatory Proceedings in the Annual Report on Form 10-K for the year ended December 31, 2010, KCP&L on June 4, 2010 filed a request with the Missouri Public Service Commission (MPSC) to increase its Missouri retail electric annual revenues by $92.1 million.  The request was ultimately adjusted during the rate case proceedings by KCP&L to $66.5 million as the net result of lower fuel and purchased power costs and other updates to the case.  KCP&L’s initial and updated requests reflected, among other things, a proposed annual offset related to the Missouri jurisdictional portion of KCP&L’s annual non-firm wholesale electric sales margin (margin offset); the final update included a proposed margin offset of approximately $29.4 million.  On April 12, 2011, the MPSC issued its order (MPSC Order) and on April 14, 2011, the MPSC Staff filed a report which quantified the authorized revenue increase as approximately $34.8 million (5.23%) on an annual basis, which reflects a margin offset of approximately $45.9 million.

Among other things, the MPSC Order authorizes a return on equity of 10.0%, an equity ratio of approximately 46.3% and a Missouri jurisdictional rate base of approximately $2.0 billion.  The MPSC Order excluded from KCP&L’s Missouri jurisdictional rate base approximately $6.2 million of construction costs (excluding allowance for funds used during construction) related to Iatan 2 ($21.1 million on a total project basis), and approximately $0.6 million of construction costs (excluding allowance for funds used during construction) related to the Iatan 1 environmental project ($1.6  million on a total project basis).  Great Plains Energy and KCP&L recorded in 2010 pre-tax losses of $16.8 million and $13.0 million, respectively, related to project cost disallowances ordered by the Kansas Corporation Commission in its November 2010 rate case order and the expected disallowances of these costs in the MPSC proceedings.  Great Plains Energy and KCP&L currently estimate that they will record in the first quarter of 2011 pre-tax losses of approximately $6.3 million and $4.1 million, respectively, related to the MPSC Order disallowances of Iatan and other costs.  The Great Plains Energy pre-tax loss estimate reflects GMO’s portion of the disallowances, as management determined it is probable that the MPSC will disallow these costs as well in GMO’s pending rate cases, which are discussed below.

KCP&L flows through the Kansas jurisdictional portion of non-firm wholesale electric sales margin to its Kansas retail customers through an energy cost adjustment mechanism.  If the actual Missouri jurisdiction margin amount exceeds the $45.9 million level reflected in the MPSC Order, the difference will be booked as a regulatory liability and will be returned, with interest, to Missouri customers in a future rate case.  The MPSC Order provides the opportunity for KCP&L to retain a larger amount of non-firm wholesale electric sales margin than KCP&L proposed; however, there are no assurances that KCP&L will achieve the $45.9 million margin offset amount, and there are no means for KCP&L to recover any shortfall through its retail rates.

In a related order, the MPSC required KCP&L and GMO to apply to the Internal Revenue Service to reallocate approximately $26.5 million of Iatan 2 qualifying advance coal project tax credits from KCP&L to GMO.

The rates established by the MPSC Order will take effect on May 4, 2011.  Parties to the case may file applications for rehearing with the MPSC by that date, and may also file court appeals.  However, the rates authorized by the MPSC Order will be effective unless and until modified by the MPSC or stayed by a court.

GMO Missouri Rate Case Proceedings
Also as discussed under Management’s Discussion and Analysis – Executive Summary – Missouri Regulatory Proceedings in the Annual Report on Form 10-K for the year ended December 31, 2010,  GMO on June 4, 2010 filed requests with the MPSC to increase its Missouri retail electric annual revenues by $75.8 million for its MPS division, and $22.1 million for its L&P division. The requests subsequently adjusted during the rate case proceedings by GMO to $65.2 million and $23.2 million, respectively, as the net result of updates to the cases.  An order in these cases is expected before June 2011, with rates to take effect on June 4, 2011.  It is probable that the MPSC will exclude GMO’s share of the construction costs excluded from KCP&L’s rates in the MPSC Order, and it is possible that the MPSC will authorize a lower rate increase than what GMO has requested.  Management cannot predict or provide any assurances regarding the outcome of the GMO proceedings.

Forward-looking statements
Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of any economic recovery; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission.  Each forward-looking statement speaks only as of the date of the particular statement.  Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Michael W. Cline
Michael W. Cline
Vice President-Investor Relations and Treasurer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Michael W. Cline
Michael W. Cline
Vice President-Investor Relations and Treasurer

Date: April 15, 2011